UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

FIREFLY NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

(888) 237-6412
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2025, Firefly Neuroscience, Inc., a Delaware corporation (the “Company”), entered into a Warrants Cancellation and Exchange Agreement, dated as of December 16, 2025 (the “Warrant Exchange Agreement”) between the Company and each of certain investors (collectively, the “Warrant Investors”). The Warrant Exchange Agreement provides for (i) the surrender and cancellation of certain outstanding warrants previously issued to the Warrant Investors on June 16, 2025 (the “June 2025 Warrants”) pursuant to the Securities Purchase Agreement dated June 16, 2025, by and between the Company and the Warrant Investors (the “June 2025 Securities Purchase Agreement”), and (ii) the exchange of the June 2025 Warrants for the new warrants (the “New 2025 Warrants”) to purchase the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended (the “Securities Act”).

The June 2025 Warrants that were surrendered and exchanged under the Warrant Exchange Agreement consisted of warrants to purchase an aggregate of 400,000 shares of Common Stock at an exercise price of $3.50 per share and warrants to purchase an aggregate of 400,000 shares of Common Stock at an exercise price of $4.00 per share. In exchange for the June 2025 Warrants, the Company agreed to issue to the Warrant Investors the New 2025 Warrants to purchase 800,000 Common Stock at an exercise price of $0.50 per share. Each of the New 2025 Warrants is exercisable for the same number of Common Stock as the respective June 2025 Warrants. The Warrant Holders agreed to exercise, within ten (10) business days after the Exercise Date (as defined in the New 2025 Warrants), such number of New 2025 Warrants to the maximum extent then permitted by the Beneficial Ownership Limitation (as defined in the New 2025 Warrants) set forth in Section 2(e) of the New 2025 Warrants, and to exercise any remaining New 2025 Warrants from time to time thereafter as and when permitted by the Beneficial Ownership Limitation (as such limitation may be increased or decreased in accordance with the terms of the New 2025 Warrants), until the New 2025 Warrants have been exercised in full.

If all of the New 2025 Warrants were exercised, the Company would receive aggregate gross proceeds of approximately $400,000. The Company intends to use such proceeds, if and when received, for working capital and general corporate purposes.

Prior to the entry into the Warrant Exchange Agreement and the June 2025 Securities Purchase Agreement, there were no material relationships between the Company or any of the Company’s affiliates, including any director or officer of the Company, or any associate of any director or officer of the Company, and the Warrant Investors.

The foregoing descriptions of the Warrant Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are furnished as Exhibit 4.1 and Exhibit 10.1 to this Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The offer of securities to the Warrant Investors pursuant to the Warrant Exchange Agreement and sale of restricted common stock pursuant to the exercise of the New 2025 Warrants in accordance with the terms of the Warrant Exchange Agreement is being conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering and the exchange of the June 2025 Warrants for the New 2025 Warrants is being conducted in reliance on Section 3(a)(9) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Warrants Cancellation and Exchange Agreement, dated as of December 16, 2025, between Firefly Neuroscience, Inc. and the other parties signatory thereto
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	FIREFLY NEUROSCIENCE, INC.

/s/ Greg Lipschitz
	Name:	Greg Lipschitz
	Title:	Chief Executive Officer

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